Exhibit 5.1
December 30, 2005
Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

Re:	Avnet, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
          I have examined the Registration Statement (the “Registration Statement”) on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of Avnet, Inc., a New York corporation (the “Company”), in connection with the registration by the Company of shares of the Company’s common stock, par value $1.00 per share (“Common Stock”) that were initially sold by the Company in a private placement transaction on July 5, 2005.
          I have examined originals, or copies certified or otherwise identified to my satisfaction, of such records of the Company and certificates of officers of the Company and of public officials and have examined such other documents and have made such other factual and legal investigations as I have deemed relevant and necessary as the basis for the opinion set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. Further, I am familiar with additional corporate procedures that the Company contemplates taking prior to the registration of any Common Stock.
          Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that I have examined, I am of the opinion that the Common Stock has been legally issued and is fully paid and nonassessable.
          This opinion is limited to the law of the State of New York and I express no opinion on the law of any other jurisdiction.

          I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.

Very truly yours,

/s/ David R. Birk
David R. Birk
General Counsel

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